Exhibit 99.1
The Home Depot Announces Second Quarter Results;
Updates Fiscal Year 2014 Guidance

ATLANTA, August 19, 2014 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $23.8 billion for the second quarter of fiscal 2014, a 5.7 percent increase from the second quarter of fiscal 2013. Comparable store sales for the second quarter of fiscal 2014 were positive 5.8 percent, and comp sales for U.S. stores were positive 6.4 percent.

Net earnings for the second quarter were $2.1 billion, or $1.52 per diluted share, compared with net earnings of $1.8 billion, or $1.24 per diluted share, in the same period of fiscal 2013. For the second quarter of fiscal 2014, diluted earnings per share increased 22.6 percent from the same period in the prior year.

“In the second quarter, our spring seasonal business rebounded, and we saw strong performance in the core of the store and across all of our geographies,” said Frank Blake, chairman and CEO. “I would like to thank our associates for their hard work and dedication, especially at this time of increased demand.”

Updated Fiscal 2014 Guidance

The Company confirmed that it expects fiscal 2014 sales will be up approximately 4.8 percent from fiscal 2013. Based on its second quarter performance and its outlook for the year, the Company raised its fiscal 2014 diluted earnings-per-share guidance and now expects diluted earnings per share to be up approximately 20.2 percent to $4.52 for the year. This earnings-per-share guidance includes the benefit of the Company’s year-to-date share repurchases of $3.5 billion and the Company’s intent to repurchase an additional $3.5 billion of shares over the remainder of the year.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the second quarter, the Company operated a total of 2,264 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 300,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; inventory and in-stock positions; implementation of store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2014 and beyond; and financial outlook. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties - many of which are beyond our control or are currently unknown to us - as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 2, 2014 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND SIX MONTHS ENDED AUGUST 3, 2014 AND AUGUST 4, 2013
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Six Months Ended
	August 3, 2014	August 4, 2013	% Increase (Decrease)	August 3, 2014	August 4, 2013	% Increase (Decrease)
NET SALES	$23,811	$22,522	5.7%	$43,498	$41,646	4.4%
Cost of Sales	15,650	14,801	5.7	28,452	27,246	4.4
GROSS PROFIT	8,161	7,721	5.7	15,046	14,400	4.5
Operating Expenses:
Selling, General and Administrative	4,298	4,294	0.1	8,492	8,477	0.2
Depreciation and Amortization	415	409	1.5	829	811	2.2
Total Operating Expenses	4,713	4,703	0.2	9,321	9,288	0.4
OPERATING INCOME	3,448	3,018	14.2	5,725	5,112	12.0
Interest and Other (Income) Expense:
Interest and Investment Income	(17)	(2)	N/M	(117)	(5)	N/M
Interest Expense	208	174	19.5	399	338	18.0
Interest and Other, net	191	172	11.0	282	333	(15.3)
EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,257	2,846	14.4	5,443	4,779	13.9
Provision for Income Taxes	1,207	1,051	14.8	2,014	1,758	14.6

NET EARNINGS	$2,050	$1,795	14.2%	$3,429	$3,021	13.5%

Weighted Average Common Shares	1,346	1,434	(6.1)%	1,358	1,452	(6.5)%
BASIC EARNINGS PER SHARE	$1.52	$1.25	21.6	$2.53	$2.08	21.6

Diluted Weighted Average Common Shares	1,353	1,443	(6.2)%	1,365	1,462	(6.6)%
DILUTED EARNINGS PER SHARE	$1.52	$1.24	22.6	$2.51	$2.07	21.3

	Three Months Ended			Six Months Ended
SELECTED HIGHLIGHTS	August 3, 2014	August 4, 2013	% Increase (Decrease)	August 3, 2014	August 4, 2013	% Increase (Decrease)
Number of Customer Transactions	409.7	393.2	4.2%	754.2	730.3	3.3%
Average Ticket (actual)	$58.43	$57.39	1.8	$58.05	$57.32	1.3
Sales per Square Foot (actual)	$403.90	$382.99	5.5	$368.92	$355.56	3.8
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF AUGUST 3, 2014, AUGUST 4, 2013 AND FEBRUARY 2, 2014
(Unaudited)
(Amounts in Millions)

	August 3, 2014	August 4, 2013	February 2, 2014
ASSETS
Cash and Cash Equivalents	$4,216	$3,419	$1,929
Receivables, net	1,637	1,542	1,398
Merchandise Inventories	11,665	11,086	11,057
Other Current Assets	973	848	895
Total Current Assets	18,491	16,895	15,279
Property and Equipment, net	23,126	23,650	23,348
Goodwill	1,295	1,170	1,289
Other Assets	567	477	602
TOTAL ASSETS	$43,479	$42,192	$40,518

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts Payable	$7,165	$6,585	$5,797
Accrued Salaries and Related Expenses	1,325	1,423	1,428
Current Installments of Long-Term Debt	34	1,308	33
Other Current Liabilities	4,315	3,679	3,491
Total Current Liabilities	12,839	12,995	10,749
Long-Term Debt, excluding current installments	16,702	11,450	14,691
Other Long-Term Liabilities	2,481	2,269	2,556
Total Liabilities	32,022	26,714	27,996
Total Stockholders' Equity	11,457	15,478	12,522
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$43,479	$42,192	$40,518

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED AUGUST 3, 2014 AND AUGUST 4, 2013
(Unaudited)
(Amounts in Millions)

	Six Months Ended
	August 3, 2014	August 4, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$3,429	$3,021
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	896	877
Stock-Based Compensation Expense	119	116
Changes in Working Capital and Other	953	704
Net Cash Provided by Operating Activities	5,397	4,718
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(631)	(599)
Payments for Business Acquired, net	—	(13)
Proceeds from Sales of Property and Equipment	16	16
Net Cash Used in Investing Activities	(615)	(596)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Long-Term Borrowings, net of discount	1,981	1,994
Repayments of Long-Term Debt	(21)	(17)
Repurchases of Common Stock	(3,500)	(4,346)
Proceeds from Sales of Common Stock	148	150
Cash Dividends Paid to Stockholders	(1,285)	(1,143)
Other Financing Activities	181	154
Net Cash Used in Financing Activities	(2,496)	(3,208)
Change in Cash and Cash Equivalents	2,286	914
Effect of Exchange Rate Changes on Cash and Cash Equivalents	1	11
Cash and Cash Equivalents at Beginning of Period	1,929	2,494
Cash and Cash Equivalents at End of Period	$4,216	$3,419